Exhibit 4.1

FORM OF
FIRST SUPPLEMENTAL INDENTURE
by and between
CHAMPION ENTERPRISES, INC.
AND
WELLS FARGO BANK, N.A.
as Trustee

Dated as of November 2, 2007

Supplemental to Indenture for Senior Debt Securities
Dated as of November 2, 2007
2.75% Convertible Senior Notes due 2037

Page
ARTICLE 1
Definitions

Section 1.01. Scope of First Supplemental Indenture	2
Section 1.02. Definitions	2

ARTICLE 2
Issue, Description, Execution, Registration
and Exchange of Notes
Section 2.01. Designation and Amount	9
Section 2.02. Form of Notes	9
Section 2.03. Date and Denomination of Notes; Payments of Interest	10
Section 2.04. Payments of Additional Interest	11
Section 2.05. Exchange and Registration of Transfer of Notes; Depositary	11
Section 2.06. CUSIP Numbers	13
Section 2.07. Additional Notes; Repurchases	13
Section 2.08. Contingent Debt Tax Treatment	13
Section 2.09. Calculation of Tax Original Issue Discount	14

ARTICLE 3
Particular Covenants of the Company

Section 3.01. Payment of Principal, Premium, Interest and Additional Interest	14
Section 3.02. Maintenance of Office or Agency	14
Section 3.03. Existence	15
Section 3.04. Stay, Extension and Usury Laws	15
Section 3.05. Compliance Certificate; Statements as to Defaults	15
Section 3.06. Additional Interest	15
Section 3.07. Further Instruments and Acts	15
Section 3.08. Reporting Obligations	16

ARTICLE 4
Defaults and Remedies

Section 4.01. Additional Events of Default	16
Section 4.02. Sole Remedy for Failure to Report	17

ARTICLE 5
Noteholders’ Meetings

Section 5.01. Purpose of Meetings	18
Section 5.02. Call of Meetings by Trustee	18

(continued)
 ii

(continued)
 iii

     FIRST SUPPLEMENTAL INDENTURE dated as of November 2, 2007 between Champion Enterprises, Inc., a Michigan corporation, as issuer (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.02), and Wells Fargo Bank, N.A., a national banking association organized and existing under the laws of the United States of America, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.02).
W I T N E S S E T H:
     WHEREAS, this First Supplemental Indenture is supplemental to the Original Indenture; and
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.75% Convertible Senior Notes due 2037 (hereinafter sometimes called the “Notes”), initially in an aggregate principal amount not to exceed $180,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and
     WHEREAS, pursuant to Section 2.01 of the Original Indenture, the Company may establish one or more series of Securities from time to time as authorized by a supplemental indenture of which the Notes shall be one such series; and
     WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in the Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions
     Section 1.01. Scope of First Supplemental Indenture. The changes, modifications and supplements to the Original Indenture affected by this First Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which shall be limited to $180,000,000 aggregate principal amount Outstanding at any time and which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of the First Supplemental Indenture shall supersede any corresponding or inconsistent provisions in the Original Indenture.
     Section 1.02. Definitions. The terms defined in this Section 1.02 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this First Supplemental Indenture and for purposes of the Original Indenture as it relates to the Notes shall have the respective meanings specified in this Section 1.02. Except as otherwise provided in this First Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. All other terms used in this First Supplemental Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.“Additional Interest” shall have the meanings specified in Section 4.02.
     “Applicable Conversion Rate” means, for each $1,000 principal amount of Notes to be converted, the sum of the Daily Conversion Rate Fractions for each Trading Day during the 20 Trading Days in the relevant Observation Period for such Notes.
     “Base Conversion Price” on any day means, for each $1,000 principal amount of Notes, a dollar amount (initially, approximately $20.97) equal to $1,000 divided by the Base Conversion Rate in effect on such day.
     “Base Conversion Rate” means, for each $1,000 principal amount of Notes, 47.6954 shares of Common Stock, subject to adjustment as set forth herein.
     “Bid Solicitation Agent” means the agent of the Company appointed to obtain quotations for the Notes as set forth under the definition of Trading Price, which such agent shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.

     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “close of business” means 5:00 p.m. (New York City time).
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Commission” means the Securities and Exchange Commission.
     “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” means, subject to Section 8.06, shares of common stock of the Company, par value $1.00 per share, at the date of this First Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Company” means Champion Enterprises, Inc., a Michigan corporation, and subject to the provisions of Article 7, shall include its successors and assigns.
     “Company Notice” shall have the meaning specified in Section 9.01(b).
     “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, Managing Director or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     “Contingent Debt Regulations” shall have the meaning specified in Section 2.08(a).
     “Continuing Director” means a director who either was a member of the Board of Directors on October 29, 2007 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the shareholders of the Company, is duly approved by a majority of the Continuing Directors on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.
     “Conversion Agent” shall have the meaning specified in Section 3.02.

     “Conversion Date” shall have the meaning specified in Section 8.02(c).
     “Conversion Obligation” shall have the meaning specified in Section 8.01.
     “Custodian” means Wells Fargo Bank, N.A., as custodian for The Depository Trust Company, with respect to the Notes in global form, or any successor entity thereto.
     “Daily Conversion Rate Fraction” means, in respect of any conversion of Notes, a number of shares of Common Stock for each Trading Day during the relevant Observation Period determined as follows:
          (a) if the Last Reported Sale Price of the Common Stock on such Trading Day is less than or equal to the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day shall be equal to the Base Conversion Rate divided by 20; and
          (b) if the Last Reported Sale Price of the Common Stock on such Trading Day is greater than the Base Conversion Price, the Daily Conversion Rate Fraction for such Trading Day shall be equal to 1/20th of the following:

Last Reported Sale Price
of our Common Stock on such Trading Day
Base Conversion Rate +	– Base Conversion Price	x Incremental Share Factor

Last Reported Sale Price
of our Common Stock on such Trading Day
     Notwithstanding the foregoing, if the Daily Conversion Rate Fraction for any Trading Day in the relevant Observation Period would otherwise be greater than the Daily Share Cap, the Daily Conversion Rate Fraction for such Trading Day shall be equal to the Daily Share Cap.
     “Daily Share Cap” means, in respect of each $1,000 principal amount of Notes, one-twentieth of 86.8056, subject to adjustment in the same manner as the Base Conversion Rate as set forth herein.
     “Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.
     “Designated Institution” shall have the meaning specified in Section 8.02(k).
     “Distributed Property” shall have the meaning specified in Section 8.04(c).
     “Effective Date” shall have the meaning specified in Section 8.03(a).
     “Ex-Dividend Date” means, with respect to any issuance, dividend or distribution in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property, the first date on which the shares of the Common Stock (or other security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

     “Fundamental Change” means the occurrence after the original issuance of the Notes of any of the following events:
     (a) any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act) other than the Company, its Subsidiaries or the employee benefit plans of the Company or any such Subsidiary, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;
     (b) consummation of any share exchange, exchange offer, tender offer, consolidation or merger of the Company or similar transaction pursuant to which the Common Stock will be converted into cash, securities or other property (other than any transaction or event pursuant to which holders of Common Stock immediately prior to such transaction or event have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after the consummation of such transaction or event) or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries;
     (c) Continuing Directors cease to constitute at least a majority of the Board of Directors;
     (d) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (e) the Common Stock ceases to be listed on a United States national or regional securities exchange.
For purposes of this definition, whether a “person” is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.
     Notwithstanding the foregoing, a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the share exchange, exchange offer, tender offer, consolidation, merger, binding share exchange, sale, lease or other transfer consists of shares of Publicly Traded Securities, and as a result of such share exchange, exchange offer, tender offer, consolidation, merger, sale, lease or other transfer, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 8.02(a)).
     “Fundamental Change Company Notice” shall have the meaning specified in Section 9.02(b).
     “Fundamental Change Expiration Time” shall have the meaning specified in Section 9.02(b)(ix).

     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 9.04(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 9.02(a)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 9.02(a).
     “Global Note” shall have the meaning specified in Section 2.05(b).
     “Incremental Share Factor” means initially 39.1102, subject to the same proportional adjustment as the Base Conversion Rate as set forth herein.
     “Indenture” means the Original Indenture, as amended and supplemented by this First Supplemental Indenture and, if further amended or supplemented as herein provided, as so amended or supplemented.
     “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including (unless context otherwise requires) Defaulted Interest, if any, and Additional Interest, if any.
     “Interest Payment Date” means each May 1 and November 1 of each year, beginning on May 1, 2008.
     “Interest Record Date,” with respect to any Interest Payment Date, shall mean the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the applicable May 1 or November 1 Interest Payment Date, respectively.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, then the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Conversion Rate Adjustment” shall have the meaning specified in Section 8.03(a).
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change as described in clause (a) or (b) of the definition thereof (determined without regard to the parenthetical “(other than any transaction or event pursuant to which holders of Common Stock immediately prior to such transaction or event have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving or successor Person immediately after the consummation of such transaction or event)” in such clause (b)).
     “Maturity Date” means November 1, 2037.
     “Merger Event” shall have the meaning specified in Section 8.06.
     “Note” or “Notes” shall mean any note or notes, as the case may be, authenticated and delivered under this First Supplemental Indenture.
     “Noteholder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.
     “Note Register” shall have the meaning specified in Section 2.05(a).
     “Note Registrar” shall have the meaning specified in Section 2.05(a).
     “Notice of Conversion” shall have the meaning specified in Section 8.02(b).
     “Observation Period” means, with respect to any Note surrendered for conversion, the twenty consecutive Trading Day period beginning, on and including, the second Trading Day after the Conversion Date for such Note; provided that with respect to any Conversion Date that is on or after the twenty-fourth Scheduled Trading Day immediately preceding the Maturity Date, the “Observation Period” shall mean the twenty consecutive Trading Days beginning on, and including, the twenty-second Scheduled Trading Day immediately preceding the Maturity Date.
     “open of business” means 9:00 a.m. (New York City time).
     “Original Indenture” means the indenture for Senior Debt Securities dated as of November 2, 2007 by and between the Company and the Trustee.
     “Paying Agent” shall have the meaning specified in Section 3.02.
     “Publicly Traded Securities” means shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change.
     “Record Date” shall have the meaning specified in Section 8.04(f).
     “Redemption Date” shall have the meaning specified in Section 10.01(a).
     “Redemption Price” shall have the meaning specified in Section 10.01(a).
     “Reference Property” shall have the meaning specified in Section 8.06(b).

     “Repurchase Date” shall have the meaning specified in Section 9.01(a).
     “Repurchase Notice” shall have the meaning specified in Section 9.01(c)(i).
     “Repurchase Price” shall have the meaning specified in Section 9.01(a).
     “Scheduled Trading Day” means any day that is scheduled to be a Trading Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Spin-Off” shall have the meaning specified in Section 8.04(c).
     “Stock Price” means (a) in the case of a Make-Whole Fundamental Change constituting a share exchange, exchange offer, tender offer, consolidation, merger or similar transaction described in clause (b) of the definition of Fundamental Change in which holders of Common Stock receive solely cash consideration in connection with such Make-Whole Fundamental Change, the amount of cash paid per share of the Common Stock and (b) in the case of all other Make-Whole Fundamental Changes, the average of the Last Reported Sale Prices per share of Common Stock over the period of five consecutive Trading Days ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change. The Board of Directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the Base Conversion Rate that becomes effective, or any event requiring an adjustment to the Base Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
     “Successor Company” shall have the meaning specified in Section 7.01(a).
     “Tax Original Issue Discount” means the amount of ordinary interest income on a Security that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulation Section 1.1275-4 or any successor thereto.
     “Trading Day” means a day during which trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading; provided that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange, “Trading Day” will mean a Business Day.
     “Trading Price” with respect to the Notes, on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from any such nationally recognized securities dealer or the Company determines in its reasonable judgment that the bids are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes will equal (1) the Applicable Conversion Rate of the Notes as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock for the five consecutive Trading Days ending on such determination date. Solely for purposes of determining the Trading Price of the Notes as set forth in the immediately preceding sentence, the “Applicable Conversion Rate” on any day will be (a) if the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding such day is less than or equal to the Base Conversion Price, the Base Conversion Rate and (b) if such Last Reported Sale Price is greater than the Base Conversion Price, the Base Conversion Rate plus a number of shares of Common Stock equal to the product of (i) the Incremental Share Factor and (ii) (A) the difference between such Last Reported Sale Price and the Base Conversion Price divided by (B) such Last Reported Sale Price.
     “Trigger Event” shall have the meaning specified in Section 8.04(c).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this First Supplemental Indenture, except as provided in Section 8.06; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this First Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Weighted Average Consideration” shall have the meaning specified in Section 8.06(c)(iv).
ARTICLE 2
Issue, Description, Execution, Registration
and Exchange of Notes
     Section 2.01. Designation and Amount. The Notes shall be designated as the “2.75% Convertible Senior Notes due 2037.” The Notes that may be authenticated and delivered under this First Supplemental Indenture is initially limited to $180,000,000 subject to Section 2.07 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 8.02, Section 9.04, Section 10.02 hereof and Section 2.07 of the Original Indenture

     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, which are incorporated in and made a part of this First Supplemental Indenture.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
     The Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this First Supplemental Indenture. Payment of principal, accrued and unpaid interest, and Additional Interest, if any, and premium, if any (including any Fundamental Change Repurchase Price, Repurchase Price or Redemption Price), on the Global Note shall be made to the holder of such Note on the date of payment, unless a record date or other means of determining holders eligible to receive payment is provided for herein.
     The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Section 2.03. Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
     The Person in whose name any Note (or its Predecessor Security) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest (including Additional Interest, if any) shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the office of the Paying Agent at Corporate Trust Services, MAC N9303-121, Corporate Trust Services, North Star East – 12th floor, 608 - 2nd Avenue South, Minneapolis, MN 55479. The Company shall pay interest (including Additional Interest, if any) (a) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal in excess of $1,000,000, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary) or (b) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Section 2.04. Payments of Additional Interest. If required by Section 4.02, each Note shall pay Additional Interest in the manner set forth herein. Whenever in this First Supplemental Indenture there is mentioned, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of “Additional Interest” provided for in Section 4.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof and express mention of the payment of Additional Interest (if applicable) in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
     Section 2.05. Exchange and Registration of Transfer of Notes; Depositary.
     (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 3.02 being herein sometimes collectively referred to as the “Note Register”, which Note Register shall constitute a Security Register (as such term is defined in the Original Indenture)) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” and Security Registrar (as such term is defined in the Original Indenture) for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 3.02.
     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     None of the Company, the Trustee, the Note Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 9 hereof.
     All Notes issued upon any registration of transfer or exchange of Notes in accordance with this First Supplemental Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this First Supplemental Indenture as the Notes surrendered upon such registration of transfer or exchange.
     (b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this First Supplemental Indenture and the procedures of the Depositary therefor.
     Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.05(b)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Note. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian for the Depositary.
     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (iii) an Event of Default in respect of the Notes has occurred and is continuing, and any Noteholder has requested that the Notes be issued in definitive form in exchange for a Global Note, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each person that the Depositary identifies as a beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.
     Definitive Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(b) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

     At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, converted, canceled, repurchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     None of the Company, the Trustee, nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     Section 2.06. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to holders of the Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.07. Additional Notes; Repurchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, reopen this First Supplemental Indenture and issue additional Notes hereunder with the same terms and with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder; provided that no such additional Notes may be issued unless the additional Notes will be part of the same issue as the Notes initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.07 of the Original Indenture, as the Trustee shall reasonably request. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders.
     Section 2.08. Contingent Debt Tax Treatment.
     (a) The Company and each Noteholder, by acquiring a beneficial interest in a Note, agree (i) to treat the Note as indebtedness for U.S. federal income tax purposes that is subject to Treasury regulation Section 1.1275-4 or any successor thereto (the “Contingent Debt Regulations”), (ii) that each Noteholder shall be bound by the Company’s application of the Contingent Debt Regulations to the Note, including the Company’s determination of the “comparable yield” and “projected payment schedule” within the meaning of the Contingent Debt Regulations, (iii) to treat the cash and the fair market value of any Common Stock received upon the conversion of the Note as a contingent payment for purposes of the Contingent Debt Regulations, (iv) to accrue interest with respect to the outstanding Note as Tax Original Issue Discount according to the “noncontingent bond method” set forth in the Contingent Debt Regulations, using the comparable yield of 9.73% compounded semi-annually and (v) that the Company and each Noteholder will not take any position on any U.S. federal income tax return that is inconsistent with (i), (ii), (iii) or (iv) unless required by applicable law. A Noteholder may obtain the issue price, the amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, as determined by the Company pursuant to the Contingent Debt Regulations, by submitting a written request to the Company at the following address: Champion Enterprises, Inc., 2701 Cambridge Court, Suite 300, Auburn Hills, MI 48326, Attention: Investor Relations.
     (b) Each Note shall bear a legend relating to U.S. federal income tax matters in the form set forth in Exhibit A.
     Section 2.09. Calculation of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code or the Treasury regulations promulgated thereunder.
ARTICLE 3
Particular Covenants of the Company
     Section 3.01. Payment of Principal, Premium, Interest and Additional Interest. The Company covenants and agrees that it will cause to be paid the principal of and premium, if any (including the Fundamental Change Repurchase Price, the Repurchase Price and Redemption Price), and accrued and unpaid interest and Additional Interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. Each installment of interest, and Additional Interest, if any, on the Notes, may be paid by mailing checks for the amount payable to Noteholders entitled thereto as they shall appear on the registry books of the Company; provided that, with respect to any Noteholder with an aggregate principal amount in excess of $1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, interest and Additional Interest, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided further that payment of interest and Additional Interest, if any, made to the Depositary shall be paid by wire transfer in immediately available funds in accordance with such wire transfer instructions and other procedures provided by the Depositary from time to time.
     Section 3.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, repurchase or redemption (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the

Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.
     The Company may also from time to time designate co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian, Bid Solicitation Agent and Conversion Agent and the Corporate Trust Office and the office or agency of the Trustee each shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     Section 3.03. Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 3.04. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 3.05. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2007) an Officers’ Certificate stating whether or not each signer thereof has knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under the Indenture and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as possible and in any event within thirty calendar days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.

     Section 3.06. Additional Interest. If Additional Interest is payable by the Company, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Additional Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.
     Section 3.07. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this First Supplemental Indenture.
     Section 3.08. Reporting Obligations. (a) The Company shall deliver to the Trustee (unless such reports have been filed within the time period set forth below on the Commission’s Electronic Data Gathering, Analysis and Retrieval system), within 15 calendar days after the Company would have been required to file with the Commission, copies of its annual reports and of information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
     (b) In the event and for as long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the Commission had the Company continued to have been subject to such reporting requirements and also mail such documents to each Noteholder at such Noteholder’s registered address, upon the request of any Noteholder or beneficial holder of the Notes or the Common Stock issued upon conversion thereof. In such event, such reports shall be provided within 15 calendar days after the dates, applicable to a registrant that is not an accelerated filer or a large accelerated filer, on which the Company would have been required to provide reports had it continued to have been subject to Section 13 or 15(d) of the Exchange Act.
     (c) The Company also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.
ARTICLE 4
Defaults and Remedies
     Section 4.01. Additional Events of Default. In addition to those Events of Default set forth in Section 6.01 of the Original Indenture, the following events shall also be Events of Default with respect to the Notes:
     (a) failure by the Company to comply with its obligations under Article 7;
     (b) failure by the Company to issue a Fundamental Change Company Notice when such notice becomes due in accordance with Section 9.02(b);

     (c) failure by the Company to comply with its obligations to repurchase the Notes as required under Article 9;
     (d) failure by the Company to comply with its obligations to redeem the Notes under Article 10 after the Company exercises its option to redeem the Notes;
     (e) default by the Company or any Subsidiary of the Company in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $40 million in the aggregate of the Company and/or any of its Subsidiaries, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within thirty calendar days after written notice of such acceleration has been received by the Company or such Subsidiary;
     (f) a final judgment for the payment of $40 million or more rendered against the Company or any of its Subsidiaries, and such amount is not covered by insurance or indemnity or not discharged or stayed within sixty calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (g) the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Subsidiary or group of Subsidiaries or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary of the Company that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of Subsidiaries of the Company that in the aggregate would constitute a “significant subsidiary” seeking liquidation, reorganization or other relief with respect to the Company or such Subsidiary or group of Subsidiaries or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Subsidiary or group of Subsidiaries or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety consecutive days.
     Section 4.02. Sole Remedy for Failure to Report. Notwithstanding any other provision of the Indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations under Section 3.08 of this First Supplemental Indenture, or any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 120 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the principal amount of the Notes at a rate equal to 0.25% per annum (the “Additional Interest”). This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under this First Supplemental Indenture. The Additional Interest will accrue on all Outstanding Notes from, and including, the date on which an Event of Default relating to a failure to comply with Section 3.08 or Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 120th calendar day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under Section 3.08 or Section 314(a)(1) of the Trust Indenture Act shall have been cured or waived). On such 120th calendar day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 120th calendar day), such Additional Interest will cease to accrue and, unless such Event of Default has been cured or waived, the Notes will be subject to acceleration as provided in the Indenture. For the avoidance of doubt, the provisions of this Section 4.02 will not affect the rights of Noteholders in the event of the occurrence of any other Event of Default.
     In order to elect to pay the Additional Interest as the sole remedy during the first 120 calendar days after the occurrence of an Event of Default relating to the failure to comply with Section 3.08 or the requirements of Section 314(a)(1) of the Trust Indenture Act, the Company must notify all Noteholders and the Trustee and Paying Agent in writing of such election on or before the close of business on the date on which such Event of Default occurs, which will be the 60th calendar day after receipt by the Company of notice of its failure to so comply.
ARTICLE 5
Noteholders’ Meetings
     Section 5.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 5 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this First Supplemental Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 4 of this First Supplemental Indenture and Article 6 of the Original Indenture;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7 of the Original Indenture;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 6.02 of this First Supplemental Indenture and Section 9.02 of the Original Indenture; or
     (d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this First Supplemental Indenture or under applicable law.

     Section 5.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 5.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01 of the Original Indenture, shall be mailed to holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety calendar days prior to the date fixed for the meeting.
     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
     Section 5.03. Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty calendar days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 5.01, by mailing notice thereof as provided in Section 5.02.
     Section 5.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a Person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 5.05. Regulations. Notwithstanding any other provisions of this First Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 5.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 8.04 of the Original Indenture, at any meeting of Noteholders each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 5.02 or Section 5.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 5.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the Noteholders or of their representatives by proxy and the Outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 5.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 5.07. No Delay of Rights by Meeting. Nothing contained in this Article 5 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this First Supplemental Indenture or of the Notes.
ARTICLE 6
Modifications and amendments
     Section 6.01. Modifications and Amendments Without Consent of Noteholders. In addition to the matters described in the proviso to Section 9.01 of the Original Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture, supplemental indenture or amendment to this First Supplemental Indenture (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Noteholders, for one or more of the following purposes:

     (a) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 7; and
     (b) to make provisions with respect to the conversion of the Notes as required by Section 8.06.
     Upon the written request of the Company, accompanied by a Board Resolution authorizing the execution of such indenture, supplemental indenture or amendment, the Trustee is hereby authorized to join with the Company in the execution of any such indenture, supplemental indenture or amendment, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any indenture, supplemental indenture or amendment that affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.
     Any indenture, supplemental indenture or amendment to this First Supplemental Indenture authorized by the provisions of this Section 6.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.02 or Section 9.02 of the Original Indenture.
     Section 6.02. Modifications and Amendments With Consent of Noteholders. With the consent (evidenced as provided in Section 8.01 of the Original Indenture) of the holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding (determined in accordance with Article 8 of the Original Indenture and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, when authorized by a Board Resolution and the Trustee, at the Company’s expense, may from time to time enter into an indenture, supplemental indenture or amendment to this First Supplemental Indenture or the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that in addition to the matters described in the proviso to Section 9.02 of the Original Indenture, with respect to the Notes, no such amendment shall, without the consent of each Noteholder affected hereby:
     (a) make any change that impairs or adversely affects the conversion rights of any Notes;
     (b) modify the redemption or repurchase provisions contained in Article 9 and Article 10, respectively, in a manner adverse to the Noteholders;
     (c) reduce any amount payable upon redemption or repurchase of any Note (including the Fundamental Repurchase Price, the Repurchase Price and the Redemption Price) or change the time at which or circumstances under which the Notes may or shall be redeemed or repurchased; or
     (d) reduce the Fundamental Change Repurchase Price, Repurchase Price or Redemption Price of any Note or amend or modify in any manner adverse to the holders of the Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

     It shall not be necessary for the consent of the Noteholders under this Section 6.02 to approve the particular form of any proposed indenture, supplemental indenture or amendment to this First Supplemental Indenture, but it shall be sufficient if such consent shall approve the substance thereof. After an indenture, supplemental indenture or amendment under this First Supplemental Indenture becomes effective, the Company shall send to the holders a notice briefly describing such indenture, supplemental indenture or amendment, as applicable. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of such indenture, supplemental indenture or amendment.
ARTICLE 7
Consolidation, Merger, Sale, Conveyance and Lease
     Section 7.01. Company May Consolidate, Etc. on Certain Terms.
     Subject to the provisions of Section 7.02, the Company shall not consolidate with, merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Company”) if not the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, and the Indenture; and
     (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing under the Indenture.
     Upon any such consolidation, merger, conveyance, transfer or lease the resulting, surviving or transferee (by conveyance, lease or otherwise) Person (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Indenture.
     For purposes of this Section 7.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.
     Section 7.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, accrued and unpaid interest and accrued and unpaid Additional Interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this First Supplemental Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 7 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.
     In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.
     Section 7.03. Opinion of Counsel to Be Given Trustee. No merger, consolidation, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 7.
ARTICLE 8
Conversion of Notes
     Section 8.01. Right to Convert. Noteholders shall have the right, at such holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such holder’s Note at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at the Applicable Conversion Rate per $1,000 principal amount Note (subject to the conversion procedures of Section 8.02, the “Conversion Obligation”).
     Section 8.02. Conversion Procedure.
     (a) Subject to this Section 8.02, the Company will satisfy the Conversion Obligation with respect to each $1,000 principal amount of Notes surrendered for conversion in shares of fully paid Common Stock and cash, if applicable, as follows:

     (i) The Company will, except as provided in Section 8.02(k), deliver to each converting Noteholder, on the third Trading Day immediately following the last day of the related Observation Period, a number of shares of Common Stock equal to the Applicable Conversion Rate.
     (ii) The Company will also, except as provided in Section 8.02(k), deliver to each converting Noteholder cash in lieu of fractional shares of Common Stock pursuant to Section 8.02(j) below.
     (iii) The Applicable Conversion Rate shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Applicable Conversion Rate and the corresponding number of shares of Common Stock and the amount of cash deliverable in lieu of fractional shares, in each case, to be delivered or paid in respect of the relevant Conversion Obligation, the Company shall notify the Trustee and the Conversion Agent of such number of shares of Common Stock and such amount of cash in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agents shall have no responsibility for any such determination.
     (b) Before any holder of a Note shall be entitled to convert the same as set forth above, such holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(h) and, if required, all transfer or similar taxes, if any, as set forth Section 8.02(e) and (ii) in the case of a Note issued in certificated form, (1) complete and manually sign and deliver an irrevocable notice to the Conversion Agent in the form on the reverse of such certificated Note (or a facsimile thereof) (Exhibit B hereto) (a “Notice of Conversion”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, pay funds equal to interest payable on the next Interest Payment Date to which such holder is not entitled as set forth in Section 8.02(h), (4) if required, furnish appropriate endorsements and transfer documents, and (5) if required, pay all transfer or similar taxes, if any, as set forth in Section 8.02(e). The Trustee (and if different, the relevant Conversion Agent) shall notify the Company of any conversion pursuant to this Article 8 on the date of such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a holder thereof if such holder has also delivered a Fundamental Change Repurchase Notice or Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, in accordance with Section 9.03. In addition, if the Company calls notes for redemption in accordance with Article 10, a holder may convert the Notes called for redemption at any time prior to the close of business on the Business Day immediately prior to the Redemption Date.
     If more than one Note shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Notes, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the holder has complied with the requirements set forth in Section 8.02(b) above. The delivery of shares of Common Stock and the payment of cash, if any, in lieu of fractional shares, pursuant to Section 8.02(a) in satisfaction of the Conversion Obligation shall be made by the Company in no event later than the date specified in Section 8.02(a) by issuing or causing to be issued, and delivering to the Conversion Agent or to such holder, or such holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock, and by paying any cash in lieu of fractional shares, to the holder of a Note surrendered for conversion, or such holder’s nominee or nominees, to which such holder shall be entitled as part of such Conversion Obligation.
     (d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     (e) If a holder submits a Note for conversion, the Company shall pay all documentary, stamp or similar issue or transfer tax, if any, that may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, upon the conversion. However, the holder shall pay any such tax that is due because the holder requests any such shares of Common Stock to be issued in a name other than the holder’s name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee receives a sum sufficient to pay any tax that will be due because the shares are to be issued in a name other than the holder’s name. Nothing herein shall preclude any tax withholding required by law or regulations.
     (f) Except as provided in Section 8.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article.
     (g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.
     (h) Upon conversion, a Noteholder shall not receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligations as described above shall be deemed to satisfy its obligation to pay the principal amount of the Note and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the preceding sentence, if Notes are converted after the close of business on a Interest Record Date but prior to the open of business on the immediately following Interest Payment Date, holders of such Notes as of the close of business on the Interest Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Interest Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on the Notes so converted; provided, however, that no such payment shall be required (1) if the Company has specified a Fundamental Change Repurchase Date, Repurchase Date or Redemption Date that is after a Interest Record Date but on or prior to the Business Day immediately following the related Interest Payment Date, (2) to the extent of any overdue interest, if any, existing at the time of conversion with respect to such Note or (3) if the Notes are surrendered for conversion after the close of business on the Interest Record Date immediately preceding the Maturity Date and before the close of business on the Business Day immediately preceding the Maturity Date. Except as described above, no payment or adjustment will be made for accrued and unpaid interest and Additional Interest, if any, on converted Notes.
     (i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a shareholder of record as of the close of business on the last Trading Day of the Observation Period; provided, however, if the last Trading Day of the Observation Period occurs on any date when the stock transfer books of the Company shall be closed, such occurrence shall not be effective to constitute the Person or Persons entitled to receive any such shares of Common Stock due upon conversion as the record holder or holders of such shares of Common Stock on such date, but such occurrence shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. Upon conversion of Notes, such Person shall no longer be a Noteholder.
     (j) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. For each Note surrendered for conversion, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the Applicable Conversion Rate for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share), as determined by the Company, in an amount equal to the same fraction of the Last Reported Sale Price of the Common Stock on the last Trading Day of the applicable Observation Period.
     (k) When a Noteholder surrenders Notes for conversion, the Company may direct, in writing, the Conversion Agent to surrender such Notes to a financial institution designated by the Company (the “Designated Institution”) for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Notes, a number of shares of Common Stock based upon the Applicable Conversion Rate in full satisfaction of the Conversion Obligation, as determined pursuant to Section 8.02(a). By the close of business on the Scheduled Trading Day immediately preceding the start of the Observation Period, the Company will provide written notification to the Noteholder surrendering Notes for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion. If the Designated Institution accepts any such Notes, it will deliver the appropriate number of shares of Common Stock to the Conversion Agent, and the Conversion Agent will deliver those shares of Common Stock to the converting Noteholder. Any Notes exchanged by the Designated Institution will remain Outstanding. If the Designated Institution agrees to accept any Notes for exchange but does not timely deliver the related shares of Common Stock, or if such Designated Institution does not accept the Notes for exchange, the Company will, as promptly as practical thereafter (but in any event, no later than the fourth Trading Day immediately following the last Trading Day of the relevant Observation Period) convert the Notes into a number of shares of Common Stock based on the Applicable Conversion Rate, as determined pursuant to Section 8.02(a). The Company’s designation of a Designated Institution to which the Notes may be submitted for exchange does not require the Designated Institution to accept any Notes. The Company will not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
     Section 8.03. Increased Applicable Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.
     (a) Notwithstanding anything herein to the contrary, the Applicable Conversion Rate applicable to each Note that is surrendered for conversion, in accordance with this Article 8, at any time from, and including, the Effective Date of a Make-Whole Fundamental Change until, and including, the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change by virtue of the parenthetical in clause (b) of the definition thereof, the 45th calendar day immediately following the Effective Date of such Make-Whole Fundamental Change) corresponding to such Make-Whole Fundamental Change, shall be increased to an amount equal to the Applicable Conversion Rate that would, but for this Section 8.03, otherwise apply to such Note pursuant to this Article 8, plus an amount equal to the Make-Whole Conversion Rate Adjustment.
     As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Make-Whole Fundamental Change and each applicable Note, the amount set forth in the following table that corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Stock Price for such Make-Whole Fundamental Change:
Make-Whole Conversion Rate Adjustment
(per $1,000 principal amount of Notes)

	Stock Price
Effective Date	$11.52	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00
November 2, 2007	39.1102	32.1896	28.8095	21.8398	16.6211	13.2635	10.9561	9.2870	8.0296	6.2680	5.0953	4.2579	3.6290	3.1389	2.2827	1.7298	1.3447	1.0627

	Stock Price
Effective Date	$11.52	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$125.00	$150.00	$175.00	$200.00
November 1, 2008	39.1102	29.7671	26.1360	19.3338	14.3841	11.2965	9.2296	7.7668	6.6839	5.1941	4.2177	3.5262	3.0087	2.6056	1.9004	1.4431	1.1229	0.8876
November 1, 2009	39.1102	26.9981	22.9177	16.3003	11.6978	8.9625	7.2071	6.0065	5.1411	3.9805	3.2346	2.7100	2.3177	2.0116	1.4733	1.1214	0.8736	0.6904
November 1, 2010	39.1102	23.8111	18.8907	12.4956	8.3970	6.1694	4.8473	3.9969	3.4096	2.6479	2.1654	1.8245	1.5672	1.3645	1.0037	0.7653	0.5964	0.4710
November 1, 2011	39.1102	20.1151	13.4314	7.4344	4.2753	2.9057	2.2332	1.8499	1.5984	1.2709	1.0535	0.8935	0.7697	0.6708	0.4929	0.3744	0.2900	0.2271
November 1, 2012	39.1102	18.9261	2.2707	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     provided, however, that:
     (i) if the actual Stock Price of such Make-Whole Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Make-Whole Fundamental Change shall be determined by the Company by linear interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365 day year, as applicable;
     (ii) if the actual Stock Price of such Make-Whole Fundamental Change is greater than $200 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Make-Whole Fundamental Change is less than $11.52 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 8.03 shall not require the Company to increase the Applicable Conversion Rate with respect to such Make-Whole Fundamental Change;
     (iii) if an event occurs that requires, pursuant to this Article 8 (other than solely pursuant to this Section 8.03), an adjustment to the Applicable Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Base Conversion Rate in effect immediately before such adjustment to the Base Conversion Rate and whose denominator is the Base Conversion Rate to be in effect, in accordance with this Article 8, immediately after such adjustment to the Base Conversion Rate;
     (iv) in the case of a Make-Whole Fundamental Change that is a Fundamental Change pursuant to clause (b) of the definition thereof pursuant to which the Common Stock will be converted into cash, securities or other property, upon effectiveness of such Make-Whole Fundamental Change, the Notes will be convertible into Reference Property as described in Section 8.06;
     (v) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which,

     the Base Conversion Rate is to be adjusted pursuant to Section 8.03 through Section 8.04; and
     (vi) in no event will the total number of shares of Common Stock issuable upon conversion of the Notes exceed 86.8056 per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Base Conversion Rate pursuant to Section 8.04.
     (b) As soon as practicable after the Company determines the anticipated Effective Date of any proposed Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, the anticipated Effective Date of such proposed Make-Whole Fundamental Change. Each such press release notice, announcement and publication shall also state that in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Applicable Conversion Rate applicable to Notes entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Notes must be surrendered in order to be entitled to such increase). No later than the actual Effective Date of each Make-Whole Fundamental Change, the Company shall mail to each Noteholder, the Trustee and the Conversion Agent written notice of, and shall issue a press release indicating, and publicly announce, through a public medium that is customary for such announcements, and publish on the Company’s website, such Effective Date and the amount by which the Applicable Conversion Rate has been so increased.
     Nothing in this Section 8.03 shall prevent an adjustment to the Base Conversion Rate pursuant to Section 8.04 in respect of a Make-Whole Fundamental Change.
     Section 8.04. Adjustment of Base Conversion Rate. The Base Conversion Rate shall be adjusted from time to time by the Company as follows:
     (a) In case the Company shall issue shares of Common Stock as a dividend or distribution on shares of Common Stock to all holders of the outstanding Common Stock, or if the Company effects a share split or share combination, the Base Conversion Rate will be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’	=	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be.
     Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 8.04(a) is declared but not so paid or made, or any split or combination of the type described in this Section 8.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Base Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or split or combine the outstanding shares of Common Stock, as the case may be, to the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or share combination had not been announced.
     (b) In case the Company shall distribute to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than forty-five calendar days after the Record Date of such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such distribution, the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of shares of the Common Stock that are outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of shares of the Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution of such rights or warrants.
Such adjustment shall be successively made whenever any such rights or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock held in treasury by the Company. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Base Conversion Rate shall be readjusted to the Base Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such distribution had not been declared.
In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such Last Reported Sale Price of the Common Stock, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. In no event shall the Base Conversion Rate be decreased pursuant to this Section 8.04(b).
     (c) In case the Company shall distribute shares of its Capital Stock, evidences of its indebtedness or other of its assets or property other than (i) dividends or distributions covered by Section 8.04(a) or Section 8.04(b), (ii) dividends or distributions paid exclusively in cash, and (iii) Spin-Offs to which the provisions set forth below in this Section 8.04(c) shall apply (any of such shares of Capital Stock, indebtedness, or other asset or property hereinafter in this Section 8.04(c) called the “Distributed Property”), to all or substantially all holders of its Common Stock, then, in each such case, the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately prior to the open of business on the Ex-Dividend Date for such distribution; provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall receive on the date on which the Distributed Property is distributed to holders of the Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Common Stock equal to the Applicable Conversion Rate on the Record Date for such distribution. If such distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors or a committee thereof determines “FMV” for purposes of this Section 8.04(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
With respect to an adjustment pursuant to this Section 8.04(c) where there has been a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company (a “Spin-Off”), the Base Conversion Rate in effect immediately before the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off will be increased based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

CR’	=	the new Base Conversion Rate in effect immediately after the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off; and

MP0		the average of the Last Reported Sale Prices of the Common Stock over the first ten consecutive Trading Day period immediately following, and including, the effective date of the Spin-Off.
The adjustment to the Base Conversion Rate under the preceding paragraph shall become effective immediately prior to the open of business on the day immediately following the tenth Trading Day immediately following, and including, the effective date of the Spin-Off; provided that, for purposes of determining the Base Conversion Rate, in respect of any conversion during the ten Trading Days immediately following, and including, the effective date of any Spin-Off, references in the portion of this Section 8.04(c) related to Spin-Offs to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date for such conversion.
     Rights or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock, (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.04 (and no adjustment to the Base Conversion Rate under this Section 8.04 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Base Conversion Rate shall be made under this Section 8.04(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Base Conversion Rate under this Section 8.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Base Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Base Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
     For purposes of this Section 8.04(c), Section 8.04(a), and Section 8.04(b), any dividend or distribution to which this Section 8.04(c) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.04(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants to which Section 8.04(c) applies (and any Base Conversion Rate adjustment required by this Section 8.04(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Base Conversion Rate adjustment required by Section 8.04(a) and Section 8.04(b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as “the Ex-Dividend Date,” “the Ex-Dividend Date for such distribution of such rights or warrants” and “the Ex-Dividend Date for such distribution” within the meaning of Section 8.04(a) and Section 8.04(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be” within the meaning of Section 8.04(a) or “outstanding immediately prior to the Ex-Dividend Date for such dividend or distribution” within the meaning of Section 8.04(b).
     (d) If any cash dividend or distribution is made to all or substantially all holders of its Common Stock, the Base Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’	=	the new Base Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company so distributes to holders of its Common Stock.
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one share of the Common Stock is equal to or greater than SP0 as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of cash such holder would have received had such holder owned a number of shares equal to the Applicable Conversion Rate on the Record Date for such distribution. If such dividend or distribution is not so paid or made, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     For the avoidance of doubt, for purposes of this Section 8.04(d), in the event of any reclassification of the Common Stock, as a result of which the Notes become convertible into more than one class of Common Stock, if an adjustment to the Base Conversion Rate is required pursuant to this Section 8.04(d), references in this Section to one share of Common Stock or Last Reported Sale Price of one share of Common Stock shall be deemed to refer to a unit or to the price of a unit consisting of the number of shares of each class of Common Stock into which the Notes are then convertible equal to the numbers of shares of such class issued in respect of one share of Common Stock in such reclassification. The above provisions of this paragraph shall similarly apply to successive reclassifications.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Base Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Base Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the period of ten consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the new Base Conversion Rate in effect immediately after the close of business on the last Trading Day of the period of ten consecutive Trading Days commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of Common Stock over the ten consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires, such adjustment to become effective immediately prior to the open of business on the day immediately following the tenth Trading Day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the Base Conversion Rate, in respect of any conversion during the ten Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 8.04(e) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date for such conversion. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any or all or any portion of such purchases or all such purchases are rescinded, the Base Conversion Rate shall again be adjusted to be the Base Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that had been effected. In no event shall the Base Conversion Rate be decreased pursuant to this Section 8.04(e).
     (f) For purposes of this Section 8.04, the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).
     (g) Except as stated herein, the Company shall not adjust the Base Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
     (h) In addition to those required by clauses Section 8.04(a), (b), (c), (d) and (e) of this Section 8.04, and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Company from time to time may increase the Base Conversion Rate by any amount for a period of at least twenty Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may also (but is not required to) increase the Base Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Base Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05 a notice of the increase at least fifteen calendar days prior to the date the increased Base Conversion Rate takes effect, and such notice shall state the increased Base Conversion Rate and the period during which it will be in effect.
     (i) The Base Conversion Rate will not be adjusted:
     (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan;
     (ii) upon the issuance of any shares of the Common Stock or restricted stock units or options or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
     (iv) for a change in the par value of the Common Stock;
     (v) for accrued and unpaid interest, including Additional Interest, if any; or
     (vi) for any transactions described in this Section 8.04 if Noteholders participate (as a result of holding the Notes, and at the same time as holders of Common Stock participate) in such transactions as if such Noteholders held a number shares of Common Stock equal to the Applicable Conversion Rate at the time such adjustment would be required, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.
     (j) All calculations and other determinations under this Article 8 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
     (k) At any time the Base Conversion Rate is adjusted as described in this Section 15.04, the Incremental Share Factor and Daily Share Cap will be adjusted based on the following formula:

where,

CR0	=	the Base Conversion Rate in effect immediately prior to such adjustment;

CR’	=	the new Base Conversion Rate in effect immediately after such adjustment;

ISF0	=	the Incremental Share Factor, or Daily Share Cap, as applicable, in effect immediately prior to such adjustment; and

ISF’	=	the Incremental Share Factor, or Daily Share Cap, as applicable, in effect immediately after to such adjustment.
     (l) Whenever the Base Conversion Rate, Incremental Share Factor and Daily Share Cap are adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Base Conversion Rate, Incremental Share Factor and Daily Share Cap after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Base Conversion Rate, Incremental Share Factor or Daily Share Cap and may assume without inquiry that the last, Base Conversion Rate, Incremental Share Factor and Daily Share Cap of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap setting forth the adjusted Base Conversion Rate, Incremental Share Factor and Daily Share Cap and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Base Conversion Rate, Incremental Share Factor and Daily Share Cap to the holder of each Note at its last address appearing on the Note Register provided for in Section 2.05. of this First Supplemental Indenture, within ten calendar days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (m) For purposes of this Section 8.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     Section 8.05. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion.
     Section 8.06. Effect of Reclassification, Consolidation, Merger or Sale.
     Upon the occurrence of (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination covered by Section 8.04(a)), (ii) any consolidation, merger or combination involving the Company, or (iii) any sale or conveyance of all or substantially all of the property and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock (any such event a “Merger Event”), then:
     (a) The Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 6.01(b)providing for the conversion and settlement of the Notes as set forth in this First Supplemental Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 8. If, in the case of any Merger Event, the Reference Property includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 9 herein.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 8.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this First Supplemental Indenture, within twenty calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (b) Notwithstanding the provisions of Section 8.02(a), and subject to the provisions of Section 8.01 and Section 8.03, at the effective time of such Merger Event, (i) the right to convert each $1,000 principal amount of Notes into shares of Common Stock based on the Applicable Conversion Rate will be changed to a right to convert such Note into the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Applicable Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) and (ii) the related Conversion Obligation shall be settled as set forth under clause (c) below. The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 8.06. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in Section 8.01 and Section 8.02 prior to the effective date of such Merger Event.
     (c) If the Notes are convertible into cash and Reference Property as set forth above, the related Conversion Obligation, with respect to each $1,000 principal amount of Notes surrendered for conversion after the effective date of any such Merger Event, shall be settled in units of Reference Property and cash in lieu of fractional shares, if any, in accordance with Section 8.02(a) as follows:
     (i) The Company shall deliver, on the third Trading Day immediately following the last Trading Day of the related Observation Period, Reference Property and cash in lieu of any fractional shares, if any, equal to the sum of the Daily Conversion Rate Fractions for each of the twenty Trading Days during the related Observation Period; provided that (1) such Daily Conversion Rate Fractions, will be determined as if references in such definitions to “the Last Reported Sale Price of the Common Stock” were references instead “the Last Reported Sale Price of a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive based on the Weighted Average Consideration” and (2) the Last Reported Sale Price shall be determined with respect to such a unit of Reference Property.
     (ii) The Company will deliver the cash in lieu of fractional units of Reference Property as set forth pursuant to Section 8.02(j); provided that the amount of such cash shall be determined as if references in such Section to “the Last Reported Sale Price of the Common Stock” were a reference instead to “the Last Reported Sale Price of a unit of Reference Property composed of the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a holder of one share of Common Stock immediately prior to such transaction would have owned or been entitled to receive based on the Weighted Average Consideration.”
     (iii) The Applicable Conversion Rate shall be determined by the Company promptly following the last day of the Observation Period.
     (iv) For purposes of this Section 8.06, the “Weighted Average Consideration” shall mean the weighted average of the types and amounts of consideration received by the holders of the Common Stock entitled to receive cash, securities or other property or assets with respect to or in exchange for such Common Stock in any Merger Event who affirmatively make such an election.
     (v) The Company shall notify the holders of the Weighted Average Consideration as soon as practicable after the Weighted Average Consideration is determined.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 8.07. Certain Covenants.
     (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company shall, if permitted and required by the rules of the relevant exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.
     Section 8.08 . Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Noteholder to determine the Applicable Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Base Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 8.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 8.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01 of the Original Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 8.09. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Base Conversion Rate pursuant to Section 8.04; or
     (b) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;
the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at its address appearing on the Note Register, provided for in Section 2.05 of this First Supplemental Indenture, as promptly as possible but in any event at least twenty calendar days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.
     Section 8.10 . Shareholder Rights Plans. Each share of Common Stock, if any, issued upon conversion of Notes pursuant to this Article 8 shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights plan adopted by the Company, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Notes, the Base Conversion Rate will be adjusted at the time of separation as if the Company has distributed to all holders of Common Stock, shares of Capital Stock of the Company, evidence of indebtedness or assets as provided in Section 8.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 9
Repurchase of Notes at Option of Holders
     Section 9.01. Repurchase at Option of Holders.
     (a) Notes or portions thereof shall be repurchased by the Company at the option of the holder for cash on each of November 1, 2012, November 1, 2017, November 1, 2022, November 1, 2027 and November 1, 2032 (each, a “Repurchase Date”), at a purchase price (the “Repurchase Price”) equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest thereon to, but excluding, such Repurchase Date. If the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the Interest Payment Date to which such Interest Record Date relates, the Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased, and the Company will pay any accrued and unpaid interest to, but excluding, the Repurchase Date to the Noteholder of record on the relevant Interest Record Date, which may or may not be the same Person to whom the Company will pay the Repurchase Price.
     (b) Within 20 Business Days prior to any Repurchase Date, the Company will send a notice (the “Company Notice”) by electronic transmission or by first class mail to the Trustee and to each holder (and to beneficial owners as required by applicable law). The notice shall include a form of repurchase notice to be completed by a holder and shall state:
     (i) the Repurchase Date;
     (ii) the Repurchase Price and the Base Conversion Rate;
     (iii) the name and address of the Trustee, (or other Paying Agent appointed by the Company) and the Conversion Agent;
     (iv) that Notes as to which a Repurchase Notice has been given may be converted only in accordance with Article 8 and the terms of the Notes if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Article 9;
     (v) that Notes must be surrendered to the Paying Agent to collect payment;
     (vi) that the Repurchase Price for any Note as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note as described in paragraph (v) above;
     (vii) the procedures the holder must follow to exercise its repurchase rights under this Section 9.01 and a brief description of those rights;
     (viii) briefly, the conversion rights with respect to the Notes;
     (ix) the procedures for withdrawing a Repurchase Notice; and
     (x) the CUSIP number of the Notes.
     Simultaneously with the providing of such notice, the Company will promptly publish a notice containing the information included in the Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.
     (c) Purchases of Notes under this Section 9.01 shall be made, at the option of the holder thereof upon:

     (i) delivery to the Paying Agent by the holder of a written notice of repurchase substantially in the form set forth on the reverse of the Note as Exhibit E thereto (a “Repurchase Notice”) during the period beginning at any time from the open of business on the date that is 20 Business Days prior to the relevant Repurchase Date until the close of business on the Business Day immediately preceding the Repurchase Date stating:
     (A) if certificated Notes have been issued, the certificate number of the Notes that the holder will deliver to be purchased;
     (B) the portion of the principal amount of the Notes to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; and
     (C) that such Notes shall be purchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Notes and in this First Supplemental Indenture;
provided, however, that if the Notes are not in certificated form, the Repurchase Notice must comply with appropriate Depositary procedures; and
     (ii) book-entry transfer of such Notes (or delivery of such certificated Notes) to the Paying Agent at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in the United States, such book-entry transfer or delivery being a condition to receipt by the holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 9.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.
     (d) No Repurchase Notice with respect to any Notes may be surrendered by a holder thereof if such holder has also tendered a Fundamental Change Repurchase Notice and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 9.02.
     (e) The Company may purchase from the holder thereof, pursuant to this Section 9.01, a portion of a Note, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.
     (f) Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.01 shall be consummated by the payment of the Repurchase Price promptly following the later of the Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 9.04(a).
     (g) Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 9.01 shall have the right to withdraw, in whole or in part, such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.03 below.
     (h) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
     (i) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Repurchase Price with respect to such Notes).
     (j) In connection with any repurchase, the Company will:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and
     (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes
     Section 9.02. Repurchase at Option of Holders upon a Fundamental Change.
     (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes for cash, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty calendar days and not more than thirty-five calendar days after the date of the Fundamental Change Company Notice (as defined below) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including unpaid Additional Interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). If such Fundamental Change Repurchase Date falls after a Interest Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the principal amount to the Noteholders surrendering the Notes for repurchase pursuant to this Section 9.02, and pay the full amount of accrued and unpaid interest, including accrued and unpaid Additional Interest, if any, payable on such Interest Payment Date to the holder of record on the close of business on the corresponding Interest Record Date. Repurchases of Notes under this Section 9.02 shall be made, at the option of the holder thereof, upon:
     (i) delivery to the Paying Agent by a holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto on or prior to the Business Day immediately preceding the Fundamental Change Repurchase Date; and

     (ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Paying Agent in the United States, such book-entry transfer or delivery being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 9.02 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.
     The Fundamental Change Repurchase Notice shall state:
     (A) if certificated, the certificate numbers of Notes to be delivered for repurchase;
     (B) the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
     (C) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this First Supplemental Indenture;
provided, however, that if the Notes are not in certificated form, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
     Any repurchase by the Company contemplated pursuant to the provisions of this Section 9.02 shall be consummated by the payment of the Fundamental Change Repurchase Price promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Note as described in Section 9.04(a).
     Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 9.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 9.03 below.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (b) On or before the tenth calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall mail or cause to be mailed to all holders of record of the Notes a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof. Such mailing shall be by first class mail. The Company shall also deliver a copy of the Fundamental Change Company Notice to the Trustee, the Paying Agent and the Conversion Agent within five Business Days after the Effective Date of the Fundamental Change. Simultaneously with the providing of such notice, the Company will also publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time.
     Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the effective date of the Fundamental Change;
     (iii) the last date on which a holder may exercise the repurchase right set forth in this Section 9.02;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the Base Conversion Rate, any adjustments to the Applicable Conversion Rate;
     (viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture;
     (ix) that the holder must exercise the repurchase right set forth in this Section 9.02 on or prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Expiration Time”);
     (x) that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time; and
     (xi) the procedures that holders must follow to require the Company to repurchase their Notes.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 9.02.
     (c) Notwithstanding the foregoing, no Notes may be repurchased by the Company at the option of the holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

     (d) In connection with any purchase offer, the Company will:
     (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
     (ii) file a Schedule TO or any successor or similar schedule, if required under the Exchange Act; and
     (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to purchase the Notes.
     Section 9.03. Withdrawal of Repurchase Notice or Fundamental Change Repurchase Notice.
     (a) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:
     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note;
     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
     (iii) the principal amount, if any, of such Note that remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are not in certificated form, the notice must comply with appropriate procedures of the Depositary.
     Section 9.04. Deposit of Repurchase Price or Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03 of the Original Indenture) on or prior to 11:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Price or Fundamental Change Repurchase Price, as the case may be. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the Repurchase Date or Fundamental Change Expiration Time, as applicable) will be made on the later of (i) the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, with respect to such Note (provided the holder has satisfied the conditions in Section 9.01 or Section 9.02, as applicable) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 9.01 or Section 9.02, as applicable, by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.
     (b) If by 11:00 a.m., New York City time, on the Repurchase Date or Fundamental Change Date, as the case may be, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased, then (i) such Notes will cease to be Outstanding, (ii) interest, including Additional Interest, if any, will cease to accrue on such Notes, and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, and previously accrued but unpaid interest, including Additional Interest, if any, upon delivery of the Notes), whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent.
     (c) Upon surrender of a Note that is to be repurchased in part pursuant to Section 9.01 or Section 9.02, as applicable, the Company shall execute and the Trustee shall authenticate and deliver to the holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
ARTICLE 10
Optional Redemption of the Notes by the Company
     Section 10.01. Optional Redemption. (a) Subject to clause (b) below, on or after November 1, 2012, the Notes shall be redeemable, in whole or in part, at the option of the Company on any date specified by the Company in accordance with the Indenture (a “Redemption Date”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest up to, but excluding, the Redemption Date (the “Redemption Price”); provided that if the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Notes redeemed but shall not include accrued and unpaid interest, and the Company shall pay such interest on the Interest Payment Date to the Noteholder of record on the corresponding Interest Record Date. Notwithstanding the foregoing, the Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Redemption Date (except in the case of an acceleration resulting from a default by the Company in the payment of the Redemption Price with respect to such Notes).
     (b) The Company shall make at least 10 semi-annual interest payments (including the interest payment on May 1, 2008) on the Notes before it can redeem the Notes at its option.

     (c) If the Company calls the Notes for redemption, the Notes or portions of the Notes to be redeemed may be converted by the Noteholder until the close of business on the Business Day immediately preceding the Redemption Date.
     (d) The Notes are not subject to redemption through the operation of any sinking fund.
     Section 10.02. Selection of Notes to Be Redeemed. (a) If less than all of the Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Notes are then traded or quoted).
     (b) Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this First Supplemental Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes selected to be redeemed and, in the case of any Notes selected for partial redemption, the method it has chosen for the selection of the Note.
     (c) If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.
     Section 10.03. Notice of Redemption. The Company shall notify each Noteholder of the redemption in the manner provided in Section 3.02 of the Original Indenture. In addition to those matters set forth in Section 3.02 of the Original Indenture, a notice of redemption sent to the Noteholders shall state:
     (a) the name of the Paying Agent and Conversion Agent;
     (b) the then Applicable Conversion Rate;
     (c) that the Notes called for redemption may be converted at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;
     (d) that Noteholders who wish to convert the Notes must comply with the procedures in Section 8.01 and Section 8.02; and
     (e) in the event of the redemption of the Notes in part only, a new Note or Notes for the unredeemed portion will be issued in the name or names of the Noteholders thereof upon surrender thereof.

ARTICLE 11
Interest Reduction
     Section 11.01 . Interest Reduction. (a) Beginning on November 1, 2012, during any six-month period thereafter from November 1 to April 30 and from May 1 to October 31, if the average Trading Price of the Notes for the five consecutive Trading Days immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Notes, the 2.75% interest rate for the Notes will be reduce to 2.25% solely for the relevant six-month interest period.
     (b) The Company shall make any such calculations under clause (a) above by using the Trading Price provided by the Bid Solicitation Agent. The Bid Solicitation Agent shall be entitled in its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Bid Solicitation Agent’s duties pursuant to this Article 11, and the Company agrees, if requested by the Bid Solicitation Agent, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Article 11.
     Section 11.02 .. Interest Reduction Notification. By the first Business Day of any such sixth-month period in which an interest reduction described in Section 11.01 would be applicable, the Company shall disseminate a press release containing this information or publish the information on its website or through such other public medium as it may use at that time and at such same time shall send written notification to the Trustee that an interest rate reduction has occurred.
ARTICLE 12
Miscellaneous Provisions
     Section 12.01 . Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     Section 12.02 . Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
     Section 12.03 . Payments on Business Days. In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Repurchase Date, Redemption Date, Maturity Date or settlement date is not a Business Day, then the required payment or delivery will be made on the next succeeding Business Day with the same force and effect as if made on such date, and no interest shall accrue for the period from and after such date to that next succeeding Business Day.
     Section 12.04 . No Security Interest Created. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 12.05 . Trust Indenture Act. This First Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 12.05 shall not require that this First Supplemental Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 12.06 . Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
     Section 12.07 . Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture and the Notes (including any determinations of the Last Reported Sale Price of the Common Stock, accrued interest and the Applicable Conversion Rate). The Company shall make all such calculations in good faith and, absent manifest error; its calculations will be final and binding on Noteholders. The Company upon request shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall deliver a copy of such schedule to any Noteholder upon the written request of such Noteholder.
     Section 12.08 . Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 12.09 . Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 12.10 . Severability. In the event any provision of this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CHAMPION ENTERPRISES, INC.
By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee
By:
	Name:	Lynn M. Steiner
	Title:	Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, AND THE ISSUE DATE OF THIS SECURITY IS NOVEMBER 2, 2007. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 9.73%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).
THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: CHAMPION ENTERPRISES, INC., 2701 CAMBRIDGE COURT, SUITE 300, AUBURN HILLS, MI 48326, ATTENTION: INVESTOR RELATIONS.

Pursuant to Section 2.08 of the Indenture, the foregoing legend is required for U.S. Federal income tax purposes.

CHAMPION ENTERPRISES, INC.
2.75% Convertible Senior Note due 2037

No. [ ]	$[ ]

CUSIP No. 158496 AC3
     Champion Enterprises, Inc., a corporation duly organized and validly existing under the laws of the State of Michigan (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of       Dollars (which amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the First Supplemental Indenture, exceed $180,000,000 in aggregate at any time) by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on November 1, 2037, and interest thereon as set forth in the Indenture.
     This Note shall bear interest at the rate of 2.75% per year (subject to reduction as set forth in Article 11 of the First Supplemental Indenture and the immediately succeeding paragraph) from November 2, 2007, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 1, 2037. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 2008, to holders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively.
     Beginning on November 1, 2012, during any six-month period thereafter from November 1 to April 30 and from May 1 to October 31, if the average Trading Price of the Notes for the five consecutive Trading Days immediately preceding the first day of the applicable six-month interest period equals or exceeds 120% of the principal amount of the Notes, the 2.75% interest rate for the Notes will be reduced to 2.25% solely for the relevant six-month interest period.
     Payment of the principal of and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on this Note shall be made at the office or agency of the Company maintained for that purpose in the United States, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Each installment of interest, including Additional Interest, if any, may be paid by check mailed to such holder’s address as it appears in the Note Register; provided, however, that, with respect to any Noteholder with an aggregate principal amount in excess of

$1,000,000, at the application of such holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest and Additional Interest, if any, on such holder’s Notes shall be paid by wire transfer in immediately available funds to such holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State (without regard to the conflicts of laws provisions thereof).
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CHAMPION ENTERPRISES, INC.
By:
Name:
Title:

By:
Name:
Title:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WELLS FARGO BANK, N.A.,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By:
     Authorized Officer

[FORM OF REVERSE OF NOTE]
CHAMPION ENTERPRISES, INC.
2.75% Convertible Senior Note due 2037
     This Note is one of a duly authorized issue of Notes of the Company, designated as its 2.75% Convertible Senior Notes due 2037 (herein called the “Notes”), limited to the aggregate principal amount of $180,000,000 all issued or to be issued under and pursuant to an Indenture dated as of November 2, 2007 (herein called the “Original Indenture”), as supplemented by the First Supplemental Indenture dated as of November 2, 2007 (herein call the “First Supplemental Indenture” and the Original Indenture, as supplemented by the First Supplemental Indenture, the “Indenture”) by and between the Company and Wells Fargo Bank, N.A. (herein called the “Trustee”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium, if any, and interest, including Additional Interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price, the Repurchase Price and Redemption Price and the principal amount on the Maturity Date, as the case may be, to the holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the holders of the Notes, and in other circumstances, with the consent of the holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and accrued and unpaid interest, and Additional Interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
     The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.
     The Notes are not subject to redemption through the operation of any sinking fund.
     Upon the occurrence of a Fundamental Change, the holder has the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     On or after November 1, 2012, the Notes are redeemable, in whole or in part, for cash at any time at the Company’s option at a price equal to the Redemption Price. The Company shall make at least 10 semi-annual interest payments (including the interest payment on May 1, 2008) on the Notes before it can redeem the Notes at its option.
     Subject to the terms and conditions of the Indenture, the Company shall be obligated to purchase, at the option of the holder, all or any portion of Notes held by such holder on each Repurchase Date at a price equal to the Repurchase Price.
     Subject to the provisions of the Indenture, the holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock, at the Applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common	UNIF GIFT MIN ACT

Custodian

(Cust)

TEN ENT — as tenants by the entireties

(Minor)

JT TEN — as joint tenants with right of survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)
Additional abbreviations may also be used
though not in the above list.

SCHEDULE A
CHAMPION ENTERPRISES, INC.
2.75% Convertible Senior Notes due 2037
     The initial principal amount of this Global Note is $[            ]. The following increases or decreases in this Global Note have been made:

Signature of
	Amount of decrease in	Amount of increase in	Principal Amount of this	authorized signatory
Date of	Principal Amount of this	Principal Amount of this	Global Note following such	of Trustee or
Exchange	Global Note	Global Note	decrease or increase	Custodian

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: Champion Enterprises, Inc.
     The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that shares of Common Stock issuable and deliverable upon such conversion, together with any cash in lieu of fractional shares, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes to be delivered, other than to and in the name of the registered holder.

B-1

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address

Principal amount to be converted (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

B-2

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]
To: Champion Enterprises, Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Champion Enterprises, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $___,000

NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF ASSIGNMENT AND TRANSFER]
For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                           attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

D-1

EXHIBIT E
[FORM OF REPURCHASE NOTICE]
To: Champion Enterprises, Inc.
The undersigned registered owner of this Note hereby requests and instructs Champion Enterprises, Inc. (the “Company”) to repay to the registered holder hereof on November 1, 20[___] (the “Repurchase Date”) in accordance with the applicable provisions of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Repurchase Date does not fall during the period after an Interest Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, including Additional Interest, if any, thereon to, but excluding, such Repurchase Date.
In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $___,000
NOTICE: The above signature(s) of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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